Exhibit 5.5
LETTER OF CONSENT
     We hereby consent to the incorporation by reference into the registration statement on Form F-10 to which the consent is an exhibit of references to us and to our opinion dated May 16, 2006 included as Appendix 2 to the Information Circular — Proxy Statement of Pengrowth Energy Trust submitted under cover of Form 6-K on June 1, 2006.

Very truly yours, BMO NESBITT BURNS INC.
By:	/s/ Eric L. Toews
Name:	Eric L. Toews
Title:	Managing Director

September 5, 2006
Calgary, Alberta